Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Christopher Bradshaw, Jennifer Whalen, Anne Burguieres Rappold, Morgan Monroe and Redeate Tilahun, or any one of them signing individually, the undersigned's true and lawful attorney-in-fact, with full power and authority to:

1.
take such actions as may be necessary or appropriate to enable the undersigned to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (“SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (a) enrolling the undersigned in EDGAR Next and (b) preparing, executing and submitting to the SEC in the undersigned’s name and on the undersigned’s behalf, a Form ID, including amendments thereto, and any other documents and information necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder and any other forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition or disposition of securities of the Company as amended from time to time (the “Exchange Act”);
2.
prepare, execute, deliver and file for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Bristow Group Inc. (the “Company”), Forms 3, 4, and 5 or any amendments thereto, in accordance with Section 16(a) of the Exchange Act;
3.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any electronic filing thereof, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;
4.
act as an account administrator, a delegated administrator or an account user for the undersigned’s EDGAR account;
5.
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact for the undersigned and approves and ratifies any such release of information; and
6.
take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the responsibility to file the Forms 3, 4 and 5 are the responsibility of the undersigned, and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

The undersigned further acknowledges and agrees that the attorneys-in-fact and the Company are relying on written and oral information provided by the undersigned to complete such forms and the undersigned is responsible for reviewing the completed forms prior to their filing. The attorneys-in-fact and the Company are not responsible for any errors or omissions in such filings. The attorneys-in-fact and the Company are not responsible for determining whether or not the transactions reported could be matched with any other transactions for the purpose of determining liability for short-swing profits under Section 16(b).

This Power of Attorney shall remain in full force and effect until (i) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, (ii) the date that this Power of Attorney is revoked by the undersigned in a signed writing delivered to any of the foregoing attorneys-in-fact, or (iii) the date that the applicable attorney-in-fact is no longer employed by the Company or any of its affiliates. For the avoidance of doubt, this Power of Attorney may cease to be in effect for one or more of the attorneys-in-fact named herein while still being in effect for one or more of the other attorneys-in-fact named herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12th day of June, 2026.

/s/ Maryanne Miller
Maryanne Miller